James Stafford           Chartered Accountant       An Incorporated Professional
--------------------------------------------------------------------------------


                                                                    EXHIBIT 16.1


August 16, 2001


Josh  Englard
Mailstop  4-7
Securities and Exchange Commission
450  -  5th  Street  NW,
Washington,  DC  20549


RE:    WIZBANG  TECHNOLOGIES  INC.


This letter confirms that we have reviewed and concur with the statements made by Wizbang Technologies Inc. in the ""Changes In And Disagreements With Accountants On Accounting And Financial Disclosure"" section of the Registration Statement (Form S-1) and related Prospectus filed for the registration of shares of its common stock.





                                                      /s/  James  Stafford
Vancouver, Canada                                     CHARTERED ACCOUNTANT

August 5, 2001


                   =========================================

       Suite 300, 555 West Georgia Street, Vancouver, BC, Canada, V6B 2Z6 Telephone (604) 669-0711 Fax (604) 669-0754 E-mail j_stafford@staffordsca.com